SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the Securities
                            Exchange Act of 1934



              Date of Report (Date of earliest event reported)

                               March 23, 1998


                              ARCH COAL, INC.
           (Exact name or registrant as specified in its charter)



           Delaware                      1-13105               43-0921172
(State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)



            CityPlace One, Suite 300, St. Louis, Missouri 63141
            (Address of principal executive offices) (Zip Code)


            CityPlace One, Suite 300, St. Louis, Missouri 63141
                        (Mailing Address) (Zip Code)


     Registrant's telephone number, including area code: (314) 994-2700

Item 5.  Other Events.

                  On March 23, 1998, Arch Coal, Inc. (Arch Coal) announced that it had executed definitive agreements whereby Arch Coal would acquire Atlantic Richfield Company's (ARCO) Colorado and Utah coal operations and simultaneously combine the acquired operations and Arch Coal's Wyoming operations with ARCO's Wyoming operations in a new joint venture called Arch Western Resources LLC (Arch Resources). Arch Resources will be 99% owned by Arch Coal and 1% owned by ARCO, and will be managed by Arch Coal. The transaction is valued at approximately $1.14 billion.

                  The transaction is expected to close sometime in the second quarter of 1998. Consummation of the transaction is conditioned upon obtaining all necessary governmental and regulatory consents and other customary conditions. The boards of directors of Arch Coal and ARCO have approved the transaction. A copy of the March 23, 1998, press release is included herewith as an exhibit.

Item 7.  Financial Statements and Exhibits.

99.1              Press Release.

                                 SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          ARCH COAL, INC.
                                          (Registrant)

                                          By:  /s/  Henry Besten, Jr.
                                             -----------------------------
                                            Vice President-Strategic Marketing


                                          Date:  March 23, 1998